Exhibit 10.12

EXECUTION VERSION

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 24, 2023 (this “Amendment”), is by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Lenders, pursuant to the Existing Credit Agreement defined below (in such capacity, the “Administrative Agent”), the Lenders party hereto (which Lenders comprise all Lenders under the Existing Credit Agreement as of the date hereof), Barnes & Noble Education, Inc., a Delaware corporation (the “Lead Borrower”), the other borrowers party hereto (collectively with the Lead Borrower, the “Borrowers”) and the other parties party hereto as “Guarantors” (collectively with the Borrowers, the “Loan Parties”). References herein to a Lender shall be deemed to include each such Lender in its capacity as an LC Issuer and/or the Swing Line Lender.
W I T N E S E T H :
WHEREAS, the Administrative Agent, certain financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and/or as agents, the Borrowers and the Guarantors are parties to that certain Credit Agreement, dated August 3, 2015 (as amended by that certain First Amendment to Credit Agreement, dated as of February 27, 2017, that certain Second Amendment, Waiver and Consent to Credit Agreement, dated as of March 1, 2019, that certain Third Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of March 31, 2021, that certain Fourth Amendment to Credit Agreement, dated as of March 7, 2022, that certain Fifth Amendment to Credit Agreement, dated as of June 7, 2022, that certain Sixth Amendment to Credit Agreement, dated as of March 8, 2023, and as further amended, restated, amended and restated, supplemented or modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement, as modified by this Amendment (the “Amended Credit Agreement”).
WHEREAS, the Borrowers have requested that the (a) Administrative Agent agree to release certain Availability Reserves maintained against the Borrowing Base and (b) Administrative Agent and the Lenders agree to make certain amendments to the Existing Credit Agreement, in each case, as more specifically set forth herein.
WHEREAS, the Administrative Agent and the Lenders are willing to (a) on a temporary basis, release certain Availability Reserves and (b) make certain amendments to the Existing Credit Agreement, all subject to the terms and conditions set forth herein, as more specifically set forth herein.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Availability Reserves. Without in any way limiting the ability of the Administrative Agent to impose, release or modify Reserves in it Permitted Discretion in accordance with the Amended Credit Agreement, subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 3 of this Amendment, the Administrative Agent hereby agrees to reduce the aggregate outstanding amount of Availability Reserves, as in effect on the Seventh Amendment Effective Date, by an amount up to $8,000,000, subject to the concurrent funding of the Specified Payments. The parties hereto agree and acknowledge (a) that the reduction in the amount of applicable Availability Reserves is being made on a temporary and discretionary basis and, in the Permitted Discretion of the Administrative Agent, may be reinstated immediately (and in any event, not later than June 1, 2023 (or such later date as may be agreed to by the Administrative Agent in its sole discretion)) based upon the mathematical calculations of the amount of such Reserves in accordance with the methodology of calculation utilized prior to the Seventh Amendment Effective Date and (b) foregoing accommodation shall be effective only in this specific instance and for the specific purposes for which it is given, and shall not entitle the Loan Parties to any other or further or any similar accommodation in any other circumstances.
2.Amendments to Existing Credit Agreement. Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 3 of this Amendment, the Existing Credit Agreement is hereby amended as follows:
(a)Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions to such Section in the appropriate alphabetical order:
“Financial Consultant” has the meaning set forth in Section 6.20.
“Prior Week” means, as of any date of determination, the immediately preceding week ended on a Friday and commencing on the prior Saturday.
“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement, dated as of May 24, 2023, among the Loan Parties, the Administrative Agent and the Lenders party thereto.
“Seventh Amendment Effective Date” means the “Seventh Amendment Effective Date” as defined in the Seventh Amendment.
“Specified Payments” means payments made from time to time by or on behalf of the Lead Borrower, as disclosed to and approved (in its sole discretion) by the Administrative Agent, in an aggregate amount not to exceed $8,000,000 solely in respect of outstanding obligations disclosed to the Administrative Agent prior to the Seventh Amendment Effective Date.
(b)Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definitions of “Variance Covenant Trigger Event” and “Specified Event Advance Rate Reduction” from such Section.
(c)Section 1.01 of the Existing Credit Agreement is hereby amended to amend and restate the following definitions, respectively, in their entirety as follows:
“Accounts Receivable Advance Rate” means, with respect to the Borrowing Base, eighty-five percent (85.0%) (the “Initial Accounts Receivable Advance Rate”), provided that the Initial Accounts Receivable Advance Rate shall be immediately and automatically reduced by (i) 500 basis points on September 1, 2023 and (ii) 500 basis points on September 29, 2023 (which reduction in the Initial Accounts Receivable Advance Rate pursuant to this clause (ii) shall be in addition to any prior reduction thereof pursuant to the preceding clause (i)).
“Applicable Margin” means, (a) with respect to Credit Extensions under the Revolving Credit Facility, from and after the Seventh Amendment Effective Date (i) in the case of any Term SOFR Loan, 3.75% per annum and (ii) in the case of any Base Rate Loan, 2.75% per annum and (b) with respect to Credit Extensions under the FILO Facility (if any), the percentages per annum as may be agreed from time to time by the Borrowers and the Lenders providing such FILO Facility.

“Appraisal Percentage” means, with respect to the Borrowing Base, ninety percent (90.0%) (the “Initial Appraisal Percentage”), provided that the Initial Appraisal Percentage shall be immediately and automatically reduced by (i) 500 basis points on September 1, 2023 and (ii) 500 basis points on September 29, 2023 (which reduction in the Initial Appraisal Percentage pursuant to this clause (ii) shall be in addition to any prior reduction thereof pursuant to the preceding clause (i)).

“Approved Budget Update” means an update to the Approved Budget then in effect pursuant to Section 6.02(b) for the 13-week period commencing as of the Saturday of such week, which (i) shall be in form and substance reasonably satisfactory to Agent, (ii) shall roll forward the most recent Approved Budget, which may re-forecast any prospective periods (it being understood that historical periods shall not be re-forecasted for purposes of the applicable Approved Budget Variance Report) (such forecasting to be prepared in good faith upon assumptions believed by the Lead Borrowers to be reasonable in light of circumstances and (iii) shall not be effective until approved by the Administrative Agent in its discretion.

“Approved Budget Variance Report” means a weekly report, prepared by the Lead Borrower (after consultation with the Borrower Consultant) and provided by the Lead Borrower to the Administrative Agent, and as certified by Responsible Officer of the Lead Borrower as being true, correct and complete in all material respects: (a) showing by line item Actual Cash Receipts, Actual Disbursement Amounts, Actual Inventory Receipts, and Actual Net Cash Flow, as applicable, as of the last day of the Prior Week or the Cumulative Four-Week Period then ended, noting therein all variances, on a line-item basis, from amounts set forth for such period in the Approved Budget for, as applicable, such Prior Week or Cumulative Four-Week Period, and shall include explanations for all material variances, together with back-up schedules and supporting information as reasonably requested by the Administrative Agent and (b) reflecting the variance percentages and amounts to determine compliance with Section 7.16 hereof, if applicable. The Approved Budget Variance Report shall be in a form, and shall contain supporting information, reasonably satisfactory to the Administrative Agent. Each Approved Budget Variance Report shall be accompanied by an accounts payable aging and account payable listing, in form and substance satisfactory to the Administrative Agent in is reasonable discretion.

“Credit Card Receivables Advance Rate” means, with respect the Borrowing Base, ninety percent (90.0%) (the “Initial Credit Card Receivables Advance Rate”), provided that the Initial Credit Card Receivables Advance Rate shall be immediately and automatically reduced by (i) 500 basis points on September 1, 2023 and (ii) 500 basis points on September 29, 2023 (which reduction in the Initial Credit Card Receivables Advance Rate pursuant to this clause (ii) shall be in addition to any prior reduction thereof pursuant to the preceding clause (i)).

“Variance Testing Period” means the period beginning on June 3, 2023.

(d)Section 6.02(b) of the is hereby amended by amending and restating sub-clauses (iv) and (v) in their entirety as follows and adding a new clause (vi):
(iv) no later than the third Business Day (or, if agreed by the Administrative Agent in its reasonable discretion, the fourth Business Day) of each week that is the first week of each calendar month (A) an Approved Budget Update and (B) an Approved Budget Variance Report; (v) during the Variance Testing Period, no later than the third Business Day (or, if agreed by the Administrative Agent in its reasonable discretion, the fourth Business Day) of each week, an Approved Budget Variance Report; and (vi) on each Business Day, a report of the Revenue Share amount owing to FLC under the Merchandising Agreement in respect of credit card receivables with respect to such day.
(e)Article VI of the Existing Credit Agreement is hereby amended to add the following new Section 6.20:
“6.20    Financial Consultant.
(a)The Loan Parties agree that, at all times from and after (x) in the event the Specified Event shall not have occurred on or prior to May 31, 2023 (or such later date agreed to in writing by the Administrative Agent in its sole discretion), June 1, 2023 and (y) otherwise, June 12, 2023 (or such later date agreed to in writing by the Administrative Agent in its sole discretion), the Loan Parties shall, at their sole cost and expense and after consulting with the Administrative Agent, retain a third party financial consultant (a “Financial Consultant”) to provide financial and business assistance to the Loan Parties during such period, which Financial Consultant shall be acceptable to the Administrative Agent in its sole discretion and shall have a scope of engagement of that is reasonably satisfactory to the Administrative Agent. If the Loan Parties cooperate with the Financial

Consultant (including, without limitation, in connection with the preparation and/or review of Borrowing Base Certificates, Approved Budgets and Approved Budget Variance Reports) in a manner consistent with the role of the Borrower Consultant as required by Section 6.10(c) of the Credit Agreement, such retention of a Financial Consultant may be made in lieu of compliance with Section 6.10(c) (subject to such Financial Consultant acting in the same capacity (and with the same obligations) as the Borrower Consultant).
(b)The terms and scope of the engagement of the Financial Consultant shall be acceptable to the Administrative Agent and, without limiting the foregoing, the engagement shall (i) permit the Financial Consultant to report directly to the board of managers or directors, as applicable, of each Loan Party, (ii) grant the Administrative Agent and the Lenders complete and unfettered access to the Financial Consultant and authorize the Financial Consultant to communicate directly with the Administrative Agent and the Lenders and to furnish the Administrative Agent and the Lenders with such information as the Administrative Agent and the Lenders may request (together with copies of all written materials provided to the board of managers or directors of each Loan Party by such Financial Consultant), and (iii) require that the Financial Consultant review and submit on behalf of the Loan Parties all financial information and other reports required to be delivered by the Loan Parties to the Administrative Agent and the Lenders under the terms of this Agreement and the other Loan Documents.
(c)Without limiting the generality of the foregoing, each Loan Party (i) hereby authorizes the Administrative Agent (or its agents or advisors) to communicate directly with the Financial Consultant regarding any and all matters related to the Loan Parties, including, without limitation, all financial reports and projections developed, reviewed or verified by the Financial Consultant and all additional information, reports and statements requested by the Administrative Agent or any Lender, and (ii) hereby authorizes and directs the Financial Consultant to provide the Administrative Agent with copies of reports and other information or materials prepared or reviewed by the Financial Consultant as the Administrative Agent or any Lender may request; provided, that none of the Loan Parties or Financial Consultant will be required to disclose any document, information or other matter (x) in respect of which disclosure to the Administrative Agent or any Lender (or their respective agent or representatives) is prohibited by Law or any binding agreement entered into with third parties that are not Affiliates of the Borrowers (and only so long as such confidentiality obligations were not incurred to avoid disclosure pursuant to this section) or (y) that is, upon the reasonable advice of the Borrowers’ counsel, subject to attorney-client or similar privilege or constitutes attorney work product.”
(f)Section 7.16 of the Existing Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:
“7.16    Variance Covenant. From and after the commencement of the Variance Testing Period on a weekly basis (x) commencing June 10, 2023, with respect to each Prior Week occurring thereafter (until a Cumulative Four-Week Period has elapsed after June 3, 2023), permit Actual Disbursement Amounts for any Prior Week to exceed the Budgeted Disbursement Amounts for such Prior Week by an amount greater than fifteen percent (15.0%) of such Budgeted Disbursement Amounts for such Prior Week and (y) commencing as of first full Cumulative Four-Week Period after June 3, 2023, permit Actual Disbursement Amounts for each rolling Cumulative Four-Week Period to exceed the Budgeted Disbursement Amounts for such Cumulative Four-Week Period reflected in in the applicable Approved Budget(s) by an amount greater than ten percent (10.0%) of such Budgeted Disbursement Amounts for such period. Each Loan Party agrees to provide the Administrative Agent with such information and detail concerning weekly third-party vendor payable disbursements as may be reasonably requested by the Administrative Agent, including reasonable opportunity to communicate with and discuss with the Lead Borrower’s management and its advisors to understand necessary disbursements.”

(g)Section 8.01 of the Existing Credit Agreement is hereby amended by deleting such clause (b) of such Section in its entirety and inserting the following in lieu thereof:
“(b)    Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, Section 6.02, Section 6.03, Section 6.05, Section 6.07, Section 6.10, Section 6.11, Section 6.12, Section 6.13, Section 6.19 (and except for any such failure under Section 6.19(a)(iii) (which shall constitute an immediate Event of Default) such failure under Section 6.19 continues for three (3) Business Days), Section 6.20 or Article VII; or”
3.Conditions Precedent. This Amendment shall only be effective upon the satisfaction or waiver by the Administrative Agent and the Lenders of each of the following conditions precedent (the date of such satisfaction or waiver, the “Seventh Amendment Effective Date”):
(a)the Administrative Agent shall have received (unless otherwise specified) each of the following documents or instruments each of which shall be originals, facsimiles or other electronic transmission (in the case of facsimiles or other electronic transmission followed promptly by originals) unless otherwise specified, in form and substance reasonably acceptable to the Administrative Agent:
(i)this Amendment, duly executed and delivered by the Loan Parties, the Administrative Agent and each Lender;
(ii)that certain Second Amendment to Term Loan Credit Agreement, by and among the Loan Parties, the Term Agent and the lenders under the Subordinated Term Loan Agreement (the “2L Amendment”);
(iii)that certain Letter Amendment, dated as of the date hereof, by and among the Term Agent and the Administrative Agent, and acknowledged by the Loan Parties to that certain Mutual Consent and Agreement, dated as of March 8, 2023;
(iv)that certain amended and restated fee letter duly executed and delivered by the Loan Parties and the Administrative Agent; and
(v)that certain Letter Agreement, dated as of the date hereof, by and among the Administrative Agent and the Loan Parties;
(b)the Lead Borrower shall have paid all invoiced and accrued fees and reasonable and documented expenses of the Administrative Agent in respect of this Amendment (including but not limited to the reasonable and documented fees and expenses of counsel for the Administrative Agent in respect of this Amendment);
(c)the Lead Borrower shall have paid to the Administrative Agent and the Lenders all fees and expenses due and payable on or before the Seventh Amendment Effective Date (including but not limited to all expenses in connection with this Amendment required to be reimbursed in accordance with Section 10.04 of the Amended Credit Agreement);
(d)no order, injunction or judgment has been entered into prohibiting the closing of the Amendment;
(e)no Default or Event of Default shall have occurred or be continuing; and
(f)all representations and warranties contained in this Amendment (including those made in Section 4 hereof) are true and correct on and as of the Seventh Amendment Effective Date.
For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Seventh Amendment Effective Date specifying its objection thereto.
4.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower and each other Loan Party hereby represents to the Administrative Agent and the Lenders as of the date hereof as follows:
(a)Such Loan Party is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Amended Credit Agreement and the other Loan Documents to which it is a party.
(b)The execution and delivery of this Amendment by such Loan Party does not and will not (i) contravene the terms of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Loan Party is a party (other than Liens created under the Loan Documents in favor of the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law.
(c)This Amendment is a legal, valid, and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(d)As of the Seventh Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Lead Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (i) which are qualified by materiality shall be true and correct, and (ii) which are not qualified by materiality shall be true and correct in all material respects, in each case, on and as of the Seventh Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement.
(e)As of the Seventh Amendment Effective Date and after giving effect to this Amendment, each Loan Party has complied with and is in compliance with all of the covenants set forth in the Amended Credit Agreement, including those set forth in Article VI and Article VII of the Amended Credit Agreement.
(f)As of the Seventh Amendment Effective Date, both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.
5.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).
6.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
7.Acknowledgement.
(a)Each Loan Party hereby consents to the amendments and modifications to the Existing Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation.
(b)The Loan Parties hereby reaffirm, acknowledge and agree that the Administrative Agent is entitled to engage and retain (directly or indirectly) one or more consultants or advisors from time to time in connection with the performance of its duties and obligations under the Loan Documents (including, at any time on or following the Seventh Amendment Effective Date), and the Loan Parties shall and shall cause its Subsidiaries to cooperate with such advisors and consultants in performing the scope of their respectful engagements.
(c)Without limiting the Administrative Agent’s rights to implement other Reserves in accordance with the Credit Agreement, the Loan Parties specifically acknowledge and agree that the Administrative Agent may from time to time, in its Permitted Discretion, implement Availability Reserves to reflect claims and liabilities (including costs and expenses) that may need to be satisfied in connection with the realization upon the Collateral (including all such claims and liabilities (including costs and expenses) that may be incurred in connection with any insolvency or restructuring proceeding).
(d)Each of the Administrative Agent and Lenders hereby acknowledges receipt of the 2L Amendment, and hereby consents and agrees to the amendments and modifications of the Subordinated Term Loan Agreement made pursuant thereto.
8.Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)On and after the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(b)The Existing Credit Agreement and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.
(d)The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document.
9.Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
10.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.
11.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as to each party hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., via electronic mail in .pdf form) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
12.Further Assurances. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.
13.Release. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, consultants, advisors, employees, agents and other representatives (the Administrative Agent and each other Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Existing Credit Agreement, Amended Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.
BANK OF AMERICA, N.A., as Administrative Agent

By:    /s/ L. Daniel Menendez
    Name: L. Daniel Menendez
    Title: Vice President

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as a Revolving Lender and as the Swing Line Lender

By:    /s/ L. Daniel Menendez
    Name: L. Daniel Menendez
    Title: Vice President

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as a Revolving Lender

By:    /s/ Hai Nguyen
    Name:    Hai Nguyen
    Title:    Authorized Officer

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:    /s/ Katelyn Murray
    Name: Katelyn Murray
    Title: Assistant Vice President

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

TRUIST BANK, as successor by merger to SUNTRUST BANK, as a Revolving Lender

By:    /s/ Mark Bohntinsky
    Name: Mark Bohntinsky
    Title: Managing Director

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

CITIZENS BANK, N.A., as a Revolving Lender

By:    /s/ Peter Yelle
    Name: Peter Yelle
    Title: SVP

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

REGIONS BANK, as a Revolving Lender

By:    /s/ Bruce Kaspek
    Name: Bruce Kaspek
    Title: Managing Director

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

CAPITAL ONE, NATIONAL ASSOCIATION, as successor to CAPITAL ONE BUSINESS CREDIT CORP., as a Revolving Lender

By:    /s/ Robert Johnson
    Name: Robert Johnson
    Title: Duly Authorized Signatory

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION,
as a Revolving Lender

By:    /s/ Paul L. Starman
    Name: Paul L. Starman
    Title: Vice President

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Revolving Lender

By:    /s/ Stephen Santini
    Name: Stephen Santini
    Title: Vice President

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.
LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation
By: /s/ Michael P. Huseby
Name:     Michael P. Huseby
Title:     Chief Executive Officer

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

BORROWERS:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
CRAM LLC, a Delaware limited liability company
EDUCATE AHORA LLC, a Delaware limited liability company
ETUDIER FACILE LLC, a Delaware limited liability company
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
PAPERRATER, LLC, a Delaware limited liability company
By: /s/ Michael P. Huseby
Name:     Michael P. Huseby
Title:     Chief Executive Officer

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page

BORROWERS, continued:

STUDENT BRANDS, LLC, a Delaware limited liability company
STUDY MODE LLC, a California limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TRABALHOS FEITOS, LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company
WORLDWIDE KNOWLEDGE LLC, a Delaware limited liability company
By: /s/ Michael P. Huseby
Name:     Michael P. Huseby
Title:     Chief Executive Officer

Barnes & Noble Education, Inc.
Seventh Amendment to Credit Agreement
Signature Page